Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-144453) and Form S-8 (No. 333-143863) of StoneMor Partners L.P. of our report dated December 4, 2007 relating to the financial statements of Project Dignity 2007 Businesses (Alderwoods), which appears in the Current Report on Form 8-K of StoneMor Partners L.P. filed on December 7, 2007.

/s/ PricewaterhouseCoopers LLP

Houston, TX

December 7, 2007